Exhibit 10.3

AMENDMENT NUMBER SIX TO CREDIT AGREEMENT
This Amendment Number Six to Credit Agreement (this “Amendment”) is entered into as of May 3, 2017, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and CALLIDUS SOFTWARE, INC., a Delaware corporation (“Borrower”), on the other hand, in light of the following:
A.Borrower, Agent and Lenders are parties to that certain Credit Agreement, dated as of May 13, 2014 (as amended and modified, from time to time, the “Credit Agreement”).
B.Borrower, Agent and Lenders desire to amend the Credit Agreement as provided for and on the conditions herein.
NOW, THEREFORE, the parties hereby amend and supplement the Credit Agreement as follows:
1.DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Credit Agreement unless specifically defined herein.
2.    AMENDMENTS.
2.1    The definition of “Permitted Purchase Money Indebtedness” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read as follows:
“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $30,000,000.
2.2    Exhibit C-2 to the Credit Agreement is hereby deleted and replaced in its entirety with Exhibit C-2 attached hereto.
2.3    Schedule 5.2 to the Credit Agreement is hereby deleted and replaced in its entirety with Schedule 5.2 attached hereto.
3.    REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Agent, for the benefit of the Lender Group, that, giving effect to this Amendment, all of its representations and warranties set forth in the Agreement are true, complete and accurate in all material respects as of the date hereof (except those which specifically relate to an earlier date).
4.    NO DEFAULTS. Borrower hereby affirms to the Lender Group that, giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof.

5.    CONDITIONS PRECEDENT. The effectiveness of this Amendment is expressly conditioned on receipt by Agent of a copy of this Amendment duly executed by Borrower, Lenders and Agent.
6.    COSTS AND EXPENSES. Borrower shall pay to Agent all of Agent’s documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of their counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other reasonable fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.
7.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of the conditions set forth in Section 5 hereof. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
8.    FURTHER ASSURANCES. Borrower shall execute and deliver all agreements, documents and instruments, in form and substance reasonably satisfactory to Agent, and take all actions as Agent may reasonably request from time to time to perfect and maintain the perfection and priority of the security interests of Agent in the Collateral and to consummate fully the transactions contemplated under this Amendment and the other Loan Documents.
9.    EFFECT ON LOAN DOCUMENTS.
9.1    The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The consents, waivers and modifications set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by any Loan Party remains in the sole and absolute discretion of the Agent and the Lenders.
9.2    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”,

“therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
9.3    To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
9.4    This Amendment is a Loan Document.
9.5    Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.
9.6    Neither this Amendment nor any uncertainty or ambiguity herein shall be construed against Agent, any member of the Lender Group, the Bank Product Providers or any Loan Party, whether under any rule of construction or otherwise. This Amendment has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
9.7    The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
9.8    Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights. Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash or immediately available funds (or, in the case of Letters of Credit or Bank Products, providing Letter of Credit Collateralization or Bank Product Collateralization, as applicable) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record.
10.    RELEASE.
10.1    In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns and other legal representatives (Borrower and all such other persons being hereinafter referred to collectively as “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and each Lender and all such other persons being hereinafter referred to collectively as “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Releasors may now or hereafter own, hold, have or claim to have against Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
10.2    It is the intention of Borrower that this Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, Borrower, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Borrower, on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Borrower, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each of Borrower, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.
10.3    Borrower, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
10.4    Borrower, agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
11.    COVENANT NOT TO SUE. Borrower, on behalf of itself, each Releasor and its successors, assigns and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by

Borrower, pursuant to Section 10.1 above. If Borrower, or any of its successors, assigns or other legal representations violates the foregoing covenant, Borrower, for itself and each other Releasor, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.
12.    ENTIRE AGREEMENT. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
13.    REAFFIRMATION OF OBLIGATIONS. Borrower hereby (a) acknowledges and reaffirms its obligations owing to Agent, the Bank Product Providers, and each other member of the Lender Group under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Borrower hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document, to Agent, on behalf and for the benefit of the Lender Group and the Bank Product Providers, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).
14.    RATIFICATION. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby. All Obligations owing by Borrower are unconditionally owing by Borrower to Agent and the Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.
15.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
16.    SEVERABILITY. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BORROWER:	CALLIDUS SOFTWARE, INC., a Delaware corporation By: /s/ Roxanne Oulman Name: Roxanne Oulman Title: EVP, CFO

Amendment Number Six to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender By: /s/ Akiko Farnsworth Name: Akiko Farnsworth Title: Vice President

Amendment Number Six to Credit Agreement

EXHIBIT C-2
FORM OF CREDIT AMOUNT CERTIFICATE

Wells Fargo Bank, National Association
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attn: Technology Finance Division Manager

The undersigned, CALLIDUS SOFTWARE INC., a Delaware corporation (“Borrower”), pursuant to Schedule 5.2 of that certain Credit Agreement, dated as of May 13, 2014 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), entered into among Borrower, the lenders signatory thereto from time to time, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), hereby certifies to Agent that the following items, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items, are true and correct, and that Borrower is in compliance with and, after giving effect to any currently requested Revolving Loans, will be in compliance with the terms, conditions, and provisions of the Credit Agreement.
Capitalized terms used in this Credit Amount Certificate and not otherwise defined herein have the meanings set forth in the Credit Agreement.

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Exhibit C-2

Effective Date of Calculation:
1. Credit Amount for the quarter [or monthly in accordance with Schedule 5.2] ending ________.
a. TTM EBITDA for the quarter [or monthly in accordance with Schedule 5.2] ending ______	$
b. 2.25 times the amount in item 1.a, minus		$
c. The aggregate amount of reserves	($ )
2. Credit Amount Excess Calculation.
a. Credit Amount (item 1.b minus item 1.c)		$
b. Revolver Usage	$
c. Amount by which item 2.b exceeds item 2.a (if none, no prepayment; if positive, prepayment in accordance with Section 2.4(e))		$

Exhibit C-2

Borrower hereby certifies and represents and warrants to the Lender Group that all of the foregoing is true and correct as of the effective date of the calculation set forth above and that such calculations have been made in accordance with the requirements of the Credit Agreement.

CALLIDUS SOFTWARE INC. a Delaware corporation By: Name: Title:

Exhibit C-2

Schedule 5.2
Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Quarterly (no later than 45 days following the end of each fiscal quarter)
(a)    a Credit Amount Certificate; provided, however, if Borrower at any time fails to comply with the financial covenant set forth in Section 7(a), then commencing on the month ending immediately after such failure to comply occurred and for each month thereafter, Borrower shall deliver a Credit Amount Certificate monthly (no later than the 10th calendar day of each month),
(b)    a report summarizing the following: (i) maintenance fee revenues for the prior quarter, and (ii) software as a service revenues for the prior quarter,
(c)    a report summarizing software-as-a-service annual contract value
(d)    a bookings report for the following: (i) prior quarter by revenue type, and (ii) trailing twelve months by revenue type,
(e)    an IP Reporting Certificate,
(f)    attrition data segmenting lost software-as-a service and maintenance fee revenue for the prior fiscal quarter, and
(g)    a report regarding Borrower’s and its Subsidiaries’ accrued, but unpaid taxes, including but not limited to a detailed report regarding deemed dividend tax liability, if applicable.

Semiannually (no later than 45 days following the end of the second and fourth fiscal quarters of each fiscal year)
(h)    a summary report showing (i) all deferred revenues as set forth in Borrower’s and its Subsidiaries’ balance sheet for the prior two quarters, (ii) the portion of such deferred revenues that will be earned during the next four fiscal quarters, and (iii) the portion of such deferred revenues that will be earned on or after the date one year following the date of such balance sheet.

Annually (no later than 45 days following the end of each fiscal year)	(i) a detailed list of Borrowers’ top 25 customers by annual contract value, including length of customer relationship.
Upon request by Agent
Such other reports, including but not limited to a summary aging of the Borrower’s Accounts, and a summary aging, by vendor, of Borrower’s accounts payable, and any book overdrafts, and as to the Collateral or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request.

Schedule 5.2